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                                                                     EXHIBIT 3.4

                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                      ALLIANCE RESOURCE MANAGEMENT GP, LLC


         This Amended and Restated Operating Agreement (this "Agreement") of ALLIANCE RESOURCE MANAGEMENT GP, LLC, a Delaware limited liability company (the "Company") is entered into and executed by Alliance Management Holdings, LLC, a Delaware limited liability ("AMH"), Beacon-Alliance Limited Member LLC, a Delaware limited liability company ("BALM"), Beacon-Alliance Managing Member, LLC, a Delaware limited liability company ("BAMM") and Thomas L. Pearson (the "Organizational Member") as of August 20, 1999. AMH, BALM and BAMM are collectively referred to herein as the "Members." This Agreement is an amendment and restatement of the Operating Agreement of Alliance Resource Management GP, LLC, effective June 28, 1999 entered into by the Organizational Member. In consideration of the covenants, conditions and agreements contained herein, the Members hereby determine as follows (capitalized items not defined herein shall have the meaning given to those terms in the Amended and Restated Agreement of Limited Partnership, dated August 20, 1999, of Alliance Resource Partners, L.P., a Delaware limited partnership (the "Partnership")):

                                    RECITALS

         WHEREAS, the Company was formed on June 28, 1999 and a Certificate of Formation was filed with the Secretary of State of the State of Delaware on such date; and the Organizational Member now desires to withdraw from the Company and the Members desire to enter into this Agreement to reflect their contributions to the Company and certain other matters;

         WHEREAS, the Partnership has filed a Registration Statement of Form S-1 (as amended or supplemented, the "Registration Statement") with the United States Securities and Exchange Commission relating to the initial public offering (the "Offering") of common units representing limited partner interests in the Partnership; and

         WHEREAS, Joseph W. Craft, III and Thomas L. Pearson, as joint tenants with right of survivorship, constitute the sole member of AMH; The Beacon Group Investors II, LLC is the sole member of BAMM; and MPC Partners, LP and The Beacon Group Investors II, LLC are the two members of BALM.


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         1. FORMATION.

         ALLIANCE RESOURCE MANAGEMENT GP, LLC (the "Company") has been previously formed as a Delaware limited liability company by the filing of a Certificate of Formation (the "Certificate") under and pursuant to the Delaware Limited Liability Company Act, as amended from time to time (the "Act").

         2. NAME.

         The name of the Company is, and the business of the Company shall be conducted under the name of, "ALLIANCE RESOURCE MANAGEMENT GP, LLC" The name of the Company may be changed from time to time by amendment of this Agreement and the Certificate. The Company may transact business under an assumed name by filing an assumed name certificate in the manner prescribed by applicable law.

         3. TERM.

         The Company commenced its existence on the effective date of the filing of the Certificate and shall continue in existence until it is dissolved and terminated by the affirmative action of the Members.

         4. OFFICE.

         The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate, or such other place as the Members may designate in the manner provided by law. The registered agent for service of process at such address shall be the initial registered agent named in the Certificate, or such other person as the Members may designate in the manner provided by law.

         5. PURPOSE.

         The purpose and business of the Company shall be, upon the completion of the Offering to (i) serve as the managing general partner of each of the Partnership and Alliance Resource Operating Partners, L.P., a Delaware partnership (the "Intermediate Partnership") (ii) serve as the managing member of Alliance Coal, LLC, a Delaware limited liability company (the "Operating Subsidiary") and (iii) engage in any lawful activity for which limited liability companies may be organized under the Act. The Company, the Partnership, the Intermediate Partnership and Operating Subsidiary are collectively referred to herein as the "Entities."


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         6. MEMBERS.

         The names and business or mailing addresses of the Members are as follows:

                  Alliance Management Holdings, LLC
                  1717 South Boulder Avenue
                  Tulsa, Oklahoma  74119
                  Attention:  Thomas L. Pearson, Esq.

                  Beacon-Alliance Limited Member, LLC
                  399 Park Avenue
                  New York, New York  10022
                  Attention:  John J. MacWilliams

                  Beacon-Alliance Managing Member, LLC
                  399 Park Avenue
                  New York, New York  10022
                  Attention:  John J. MacWilliams

         7. MANAGEMENT.

         (a) Powers and Duties. As provided in this Agreement, all management powers over the business and affairs of the Company shall be (i) vested in a Board of Directors (the "Board of Directors") and (ii) subject to the officers of the Company (the "Officers"), which Directors and Officers shall collectively constitute "managers" of the Company within the meaning of the Act. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors on the one hand and of the Officers on the other hand shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under General Corporation Law of the State of Delaware. The Officers shall be vested with such powers and duties as are specified by the Board of Directors. Accordingly, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers who shall be agents of the Company.

                  In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any provision of this Agreement, the Board of Directors and the Officers shall have the full power and authority to do all things on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of each of the Entities, on its own behalf and in its capacity as the special general partner of the Partnership and the Intermediate Partnership, including (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations; (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of any of the Entities; (iii) the use of the assets of the Entities (including cash on hand) for any purpose consistent with the terms of this Agreement and the repayment of obligations of any of the Entities; (iv) the negotiation, execution and performance of any contracts, conveyances or other instruments;
(v) the distribution of cash of any of the Entities; (vi) with respect to any of the Entities, as applicable, the selection, engagement and dismissal of Officers, employees and agents, outside


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attorneys, accountants, engineers, consultants and contractors and the determination of their compensation and other terms of employment or hiring;
(vii) the maintenance of such insurance for the benefit of any of the Entities, as it deems necessary or appropriate; (viii) the acquisition or disposition of assets by any of the Entities; (ix) the formation of, or acquisition of an interest in, or the contribution of property to, any other entity by any of the Entities; (x) the control of any matters affecting the rights and obligations of any of the Entities, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and (xi) the indemnification of any person against liabilities and contingencies to the extent permitted by law and this Agreement.

         (b) Number of Directors; Initial Directors. The Board of Directors shall consist of not less than one and not more than six members, with the actual number to be as determined from time to time as determined by the Members, in their sole discretion, by resolution or otherwise. The Members, in their sole discretion, by resolution or otherwise, may appoint the members of the Board of Directors. The Members or the members of the Board of Directors may, in the manner provided in Section 7(d), fill any vacancies in the Board of Directors, however created. The initial four Directors shall be Mr. Joseph W. Craft, III, Mr. John P. Neafsey, Mr. Preston R. "Jeff" Miller, Jr. and Mr. John
J. MacWilliams; provided, however, two additional independent directors will be appointed, in the manner provided in Section 7(d), within ninety (90) days of the date hereof.

         (c) Voting; Quorum; Required Vote for Action. Unless otherwise required by the Act:

                  (i) each member of the Board of Directors shall have one vote;

                  (ii) the presence at a meeting of a majority of the members of the Board of Directors shall constitute a quorum at any such meeting for the transaction of business; and

                  (iii) the act of a majority of the members of the Board of Directors present at a meeting at which a quorum is present shall be deemed to constitute the act of the Board of Directors.

         (d) Vacancies. In case any vacancy shall occur on the Board of Directors because of death, resignation, retirement, disqualification, removal, an increase in the authorized number of Directors or any other cause, such vacancy may be filled either by act of the Members or by majority approval of the then member(s) of the Board of Directors.

         (e) Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors, provided that the Board of Directors shall hold at least four regular meetings in each year. In the absence of any such determination, such meetings shall be held at such times and places, within or without the State of Delaware, as shall be designated by the Chairman of the Board on not less than two calendar days' advance notice (specifying the time and place of the meeting and the agenda therefor) to each Director, given verbally or in writing either personally, by telephone, by facsimile transmission, by mail or by telegram.


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         (f) Special Meetings. Special meetings of the Board of Directors shall be held at the call of any Director at such times and places, within or without the State of Delaware, as he or she shall designate, on not less than two calendar days' advance notice (specifying the time and place of the meeting and the agenda therefor) to each Director, given verbally or in writing either personally, by telephone, by facsimile transmission, by mail or by telegram.

         (g) Waiver of Notice. Notice of any regular or special meeting of the Board of Directors, or any committee thereof, need not be given to any member of the Board of Directors or any committee thereof if waived by him or her in writing, whether before or after such meeting is held, or if he or she shall sign the minutes or attend the meeting.

         (h) Manner of Acting. Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all persons serving on the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

         (i) Compensation. The Members, by a resolution or resolutions, may fix, and from time to time change, the compensation of Directors. Each Director shall be entitled to reimbursement from the Company for his or her reasonable expenses incurred in attending meetings of the Board of Directors or any committee thereof.

         (j) Committees. The Members of the Company may, by resolution, designate one or more committees, each committee to consist of two or more members of the Board of Directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers and authority of the Board of Directors as provided in Section 7(a).

         (k) Committee Procedure. Except as otherwise provided herein, each committee established pursuant to this Agreement shall adopt its own rules governing the time, place and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution adopted by the Members. Unless otherwise provided by any such rules or resolutions, notice of the time and place of each meeting shall be given to each member of such committee as provided herein with respect to notices of special meetings of the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors and to the Members when required.


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         8. RESTRICTIONS ON THE BOARD OF DIRECTORS' AUTHORITY.

         The Board of Directors may not take any action in contravention of this Agreement, including (i) any act that would make it impossible to carry on the ordinary business of any of the Entities, except as otherwise provided in this Agreement; (ii) possessing property of any of the Entities, or assigning any rights in specific property of any of the Entities, for other than a purpose related to one or more Entities; or (iii) amending or modifying this Agreement in any manner, except as otherwise provided in this Agreement. Except as otherwise specifically provided in this Agreement or by resolution approved by not less than a majority of the Board of Directors, (i) no Director or group of Directors shall have any actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, any of the Entities, nor take any action in the name of or on behalf of the Entities or conduct any business of the Entities other than by action of the Board of Directors taken in accordance with the provisions of this Agreement, and (ii) no Director shall have the power or authority to delegate to any Person such Director's rights and powers as Director to manage the business and affairs of the Entities.

         9. OFFICERS

         (a) Generally. The Board of Directors shall appoint agents of the Company, referred to as "Officers" of the Company. Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 9:

                  (i) Chairman. The Chairman, if one be elected, shall have and perform such duties as, from time to time, may be assigned to him by the Board of Directors.

                  (ii) President and Chief Executive Officer. A President and Chief Executive Officer who shall be the Chief Executive Officer of the Company and shall in general supervise and control all of the business and affairs of the Company, subject only to such limitations as may from time to time be imposed by the Board of Directors. The President and Chief Executive Officer may sign or designate to any other person the authority to sign debts, mortgages, bonds, contracts, and other instruments and the President and Chief Executive Officer shall, in general, perform all duties, incident to the office of president and other duties as may be prescribed by the Board of Directors;

                  (iii) Vice Presidents. One or more Senior Vice-Presidents, Vice-Presidents and a General Counsel and a Chief Financial Officer who shall serve and perform such duties as may be prescribed by the President and Chief Executive Officer or the Board of Directors from time to time;

                  (iv) Secretary. A Secretary who shall be the record keeper of the Company and shall maintain any and all records which are required to be kept. The Secretary shall keep a register of the name of each Member of the Company and whether the Member's interest is subject to a pledge or other lien and shall in general perform all duties incident to the office of Secretary. There may also be one or more Assistant Secretaries who shall perform such


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         of the Secretary's duties and functions as may from time to time be designated by the Secretary, whether or not the Secretary is available;

                  (v) Treasurer. A Treasurer who shall have charge and custody and be responsible for all funds and securities to the Company, shall receive and give receipts for money due and payable to Company, shall deposit or direct others to deposit all such monies in the name of the Company in such banks, trust companies or other depositories as shall be designated by the Board of Directors or as the Treasurer shall determine, and shall in general, perform all duties incident to the office of Treasurer. There may also be one or more Assistant Treasurers who shall perform such of the Treasurer's duties and functions as may from time to time be designated by the Treasurer, whether or not the Treasurer is available; and

                  (vi) Additional Officers. Such other officers with such duties as the Board of Directors may from time to time determine.

         Notwithstanding any other provision of this Agreement, the one or more of the Officers may simultaneously serve as an officer of one or more of the affiliates of the Company.

         (b) Appointment and Term of Office. Except in the case of the initial Officers of the Company, whose names and titles are set forth on Schedule A hereto, the Officers shall be appointed by the Board of Directors at such time and for such term as the Board of Directors shall determine. Any Officer may be removed, with or without cause, only by the Board of Directors. Vacancies in any office may be filled only by the Board of Directors.

         (c) Election of Officers, Qualification and Term. The Officers shall be appointed from time to time by the Board of Directors, except that the initial Officers of the Company are set forth on Exhibit A hereto. Each such Officer shall hold office until a successor shall have been duly elected by the Board of Directors and shall have qualified in his or her stead unless the Members shall have provided otherwise in any particular case, or until such Officer shall have resigned and his or her resignation shall have become effective, or until such Officer shall have been removed in the manner hereinafter provided.

         (d) Removal. Except as otherwise expressly provided in a contract duly authorized by the Board of Directors, any Officer may be removed, either with or without cause, at any time by resolution adopted by the Board of Directors.

         (e) Resignations. Any Officer may resign at any time by giving written notice to the Board of Directors. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         (f) Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term by election by the Board of Directors.


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         (g) Salaries. The salaries of all Officers shall be fixed by the Board of Directors from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Company.

         (h) Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

         (i) Delegation of Authority. Unless otherwise provided by resolution of the Board of Directors, no Officer shall have the power or authority to delegate to any Person such Officer's rights and powers as an Officer to manage the business and affairs of the Company.

         10. CAPITAL CONTRIBUTION.

         (a) Organizational Contributions. In connection with the formation of the Company under the Delaware Act, the Organizational Member made an initial Capital Contribution to the Company in the amount of $1,000.00, for a certain interest in the Company and was admitted as a Member of the Company. As of the date hereof, the interest of the Organizational Member shall be redeemed as provided in the Contribution Agreement and Assumption Agreement (the "Contribution Agreement"), dated the date hereof, among the Company, the Partnership and other parties named therein, and the initial Capital Contribution of the Organizational Member shall thereupon be refunded. Thereafter, the Organizational Member shall no longer be a Member of the Company. The entirety of any interest or other profit that may have resulted from the investment or other use of such initial Capital Contribution shall be allocated and distributed to the Organizational Member.

         (b) Contributions by Organizational Member, Craft and Beacon. As of the date hereof and pursuant to the Contribution Agreement (i) AMH shall contribute $1,532,499 in cash to the Company in exchange for a twenty-five and nine-tenths percent (25.9%) membership interest in the Company, (ii) BAMM and BALM shall collectively contribute an aggregate amount of $4,384,487 in cash to the Company in exchange for a seventy-four percent and nine one hundreths (74.09%) membership interest in the Company to be owned by BALM and a one one-hundreth of a percent (0.01%) membership interest in the Company to be owned by BAMM.

         (c) Contributions Pursuant to the Contribution and Assumption
Agreement.

                  (i) On the closing date of the Offering and pursuant to the Contribution Agreement, Alliance Resource GP, LLC, a Delaware limited liability company (the "Special GP"), shall incur certain indebtedness in the amounts set forth in the Registration Statement, the Partnership shall offer common units to the public in the Offering and the Company shall contribute $2,926,983.00 in cash to the Partnership in exchange for a managing general partner interest therein and the Incentive Distribution Rights.

                  (ii) On the closing date of the Offering and pursuant to the Contribution Agreement, the Company will contribute $2,987,016.00 in cash to the Intermediate Partnership in exchange for a managing general partner interest therein.


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                  (iii) On the closing date of the Offering and pursuant to the
Contribution Agreement, the Company will contribute $2,987.00 in cash to the Operating Subsidiary in exchange for a .001% managing membership interest therein.

         (d) Additional Capital Contributions. Any Member may, but shall not be obligated to, make additional Capital Contributions to the Company.

         (e) Interest and Withdrawal. No interest shall be paid by the Company on Capital Contributions. No Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Company may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Members agree within the meaning of Section 17-502(b) of the Delaware Act.

         (f) Capital Accounts.

                  (i) The Company shall maintain for each Member (or a beneficial owner of membership interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code) owning a Company interest a separate Capital Account with respect to such Company interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Company with respect to such Company interest pursuant to this Agreement and (ii) all items of Company income and gain (including, without limitation, income and gain exempt from tax) and allocated with respect to such Company interest and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Company interest pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with Section 10(f)(ii) and allocated with respect to such Company interest.

                  (ii) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to this Agreement and is to be reflected in the Members' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

                           (A) Solely for purposes of this Section 10(f), the
Company shall be treated as owning directly its proportionate share of all property owned by any Subsidiary of the Company that is classified as a partnership for federal income tax purposes.

                           (B) All fees and other expenses incurred by the
Company to promote the sale of (or to sell) a Company interest that can neither be deducted nor amortized under Section 709


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of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Members.

                           (C) Except as otherwise provided in Treasury
Regulation Section 1.704- 1(b)(2)(iv)(m), computation of all items of income, gain, loss and deduction shall be made without regard to any election under
Section 754 of the Code which may be made by the Company and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to
Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

                           (D) Any income, gain or loss attributable to the
taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company's Carrying Value with respect to such property as of such date.

                           (E) In accordance with the requirements of Section
704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Company were equal to the Agreed Value of such property. Upon an adjustment pursuant to
Section 10(f)(iv) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Members may adopt.

                           (F) If the Company's adjusted basis in a depreciable
or cost recovery property is reduced for federal income tax purposes pursuant to
Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Members. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Members to whom such deemed deduction was allocated.


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                  (iii) A transferee of a Company interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Company interest so transferred.

                  (iv) (A) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Company interests for cash, the Capital Accounts of all Members and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Members at such time in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Company interests shall be determined by the Members using such reasonable method of valuation as they may adopt; provided, however, that the Members, in arriving at such valuation, must take fully into account the fair market value of the Company interests of all Members at such time. The Members shall allocate such aggregate value among the assets of the Company (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties.

                           (B) In accordance with Treasury Regulation Section
1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Company interest), the Capital Accounts of all Members and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Members, at such time, in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution or in the case of a deemed contribution and/or distribution occurring as a result of a termination of the Company pursuant to Section 708 of the Code, be determined and allocated in the same manner as that provided in
Section 10(f)(iv)(A) or (B) in the case of a liquidating distribution, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.


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         (g) Loans from Member.

                  Loans by a Member to the Company shall not constitute Capital Contributions. If any Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by it to the capital of the Company, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Member. The amount of any such excess advances shall be a debt obligation of the Company to such Member and shall be payable or collectible only out of the Company assets in accordance with the terms and conditions upon which such advances are made.

         (h) Limited Preemptive Rights. Except as provided herein, no Person shall have preemptive, preferential or other similar rights with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Company interests, whether unissued, held in the treasury or hereafter created;
(c) issuance of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Company interests;
(d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Company interests; or (e) issuance or sale of any other securities that may be issued or sold by the Company.

         (i) Fully Paid and Non-Assessable Nature of Company Interests. All Company interests issued to Members pursuant to, and in accordance with the requirements of, this Section 10 shall be fully paid (to the extent required by this Agreement) and non-assessable Company interests (except as such non-assessability may be affected by Section 17-607 of the Delaware Act).

         11. ALLOCATION OF PROFITS AND LOSSES.

         The Company's profits and losses shall be allocated (i) twenty-five and nine-tenths percent (25.9%) to AMH, (ii) seventy-four and nine one-hundreths percent (74.09%) to BALM and (iii) one one-hundreth of a percent (0.01%) to BAMM.

         12. DISTRIBUTIONS.

         Distributions shall be made at the times and in the aggregate amounts as determined by the Members and shall be allocated (i) twenty-five and nine-tenths percent (25.9%) to AMH, (ii) seventy-four percent and nine one-hundreths (74.09%) to BALM and (iii) one one-hundredth of a percent (0.01%) to BAMM.

         13. GOVERNING LAW.

         This Agreement shall be governed by, and construed under, the internal laws of the State of Delaware, without regard to principles of conflicts of laws, with all rights and remedies being governed by said laws.

         14. INDEMNIFICATION.

         (a) Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was an officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as an officer, employee or agent or in any other capacity while serving as such an officer, employee or agent, shall be indemnified and held harmless by the Company to the full extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be an officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that except as provided in Section 14(b) with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify any such Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); further provided, however, that, if the Act requires, an advancement of expenses incurred by an Indemnitee in his capacity as an officer or employee (and not in any other capacity in which service was or is rendered by such Indemnitee while an officer or employee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Section 14, or otherwise.

         (b) If a claim under Section 14(a) is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such suit. The Indemnitee shall be presumed to be entitled to indemnification under this Section 14 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the Company), and thereafter the Company shall have the burden of proof to overcome the presumption that the Indemnitee is not so entitled. Neither the failure of the Company (including its independent legal counsel or its Organizational Member) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its independent legal counsel or its

Organizational Member) that the Indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that the Indemnitee is not so entitled.

         (c) The indemnification provided pursuant to this Section 14 shall not be deemed to be exclusive of any other rights to which the Organizational Member or any Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Organizational Member or Indemnitee.

         (d) The Company may maintain insurance, at its expense, to protect itself and any officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act. The Company may enter into contracts with any Indemnitee in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 14.

         (e) Any person who is or was serving as a director of a wholly owned subsidiary of the Company shall be deemed, for purposes of this Section 14 only, to be an officer or employee of the Company entitled to indemnification under this Section 14.

         (f) The Company may, by action of the Organizational Member from time to time, grant rights to indemnification and advancement of expenses to agents of the Company with the same scope and effect as the provisions of this Section with respect to the indemnification and advancement of expenses of officers and employees of the Company.

         (g) No Indemnitee shall be liable to the Company for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company, except as provided for in the Act.

         (h) Any indemnification pursuant to this Section 14 shall be payable only from the assets of the Company.

         15. AMENDMENT

         Subject to the other provisions contained herein, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed by the Board of Directors or the Member and shall become effective upon its subsequent approval by the Board of Directors or the Members.


                                     ******

                  IN WITNESS WHEREOF, the AMH, BALM, BAMM and the Organizational Member have executed this Agreement effective as of the date first written above.


                       MEMBERS:

                       ALLIANCE MANAGEMENT HOLDINGS, LLC

                       By: Thomas L. Pearson and Joseph Craft, III, as joint tenants with right of survivorship its sole Member

                            By: /s/ Thomas L. Pearson
                                -----------------------------------------------
                                Thomas L. Pearson


                            By: /s/ Joseph W. Craft, III
                                -----------------------------------------------
                                Joseph W. Craft, III


                       BEACON-ALLIANCE LIMITED MEMBER, LLC

                       By: MPC Partners, LP
                           Member

                           By: Energy Sub Fund, Inc.
                               its general partner

                               By:   /s/ John J. MacWilliams
                                     ------------------------------------------
                                     John J. MacWilliams

                              Title:
                                     ------------------------------------------

                       By: The Beacon Group Investors II, LLC
                           Member

                           By: The Beacon Group, LLC
                               its sole member

                               By:   /s/ John J. MacWilliams
                                     ------------------------------------------
                                     John J. MacWilliams
                               Title:
                                     ------------------------------------------

                       BEACON-ALLIANCE MANAGING MEMBER, LLC

                       By: The Beacon Group Investors II, LLC
                           its sole Member

                           By: The Beacon Group, LLC
                               its sole member

                               By: The Beacon Group, LP,
                                   its Managing Member

                                   By:    /s/ John J. MacWilliams
                                          -------------------------------------
                                          John J. MacWilliams

                                   Title:
                                          -------------------------------------


                       ORGANIZATIONAL MEMBER

                       By: /s/ Thomas L. Pearson
                           ----------------------------------------------------
                           Thomas L. Pearson, Esq.

                                                                     SCHEDULE A

                                INITIAL OFFICERS


Joseph W. Craft, III    --   President and Chief Executive Officer
Thomas L. Pearson       --   Senior Vice President--Law and Administration,
                             General Counsel and Secretary
Michael L. Greenwood    --   Senior Vice President--Chief Financial Officer and
                             Treasurer
Charles R. Wesley       --   Senior Vice President--Operations
Gary J. Rathburn        --   Senior Vice President--Marketing
Dale G. Wilkerson       --   Vice President--Controller
Thomas J. Dostart       --   Assistant Secretary